Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-14577, 333-65479, 333-41950, 333-90276, 333-102227, 333-135012, 333-135013, 333-144863, 333-144864 on Form S-8 of our reports dated May 29, 2008, relating to (1) the 2008 and 2007 financial statements and financial statement schedules and the retrospective adjustments to the 2006 financial statements and financial statement disclosures of Precision Castparts Corp. (which report expresses an unqualified opinion and includes an explanantory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of April 1, 2007), and (2) the effectiveness of Precision Castparts Corp.’s internal control over financial reporting as of March 30, 2008, appearing in this Annual Report on Form 10-K of Precision Castparts Corp. for the year ended March 30, 2008.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Portland, Oregon May 29, 2008